Filed pursuant to Rule 424(b)(3)

Registration No. 333-176464

ONCOR ELECTRIC DELIVERY COMPANY LLC

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED

JUNE 21, 2013

THE DATE OF THIS SUPPLEMENT IS JANUARY 7, 2014

On January 3, 2014, Oncor Electric Delivery Company LLC filed the attached

Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 29, 2013

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On December 29, 2013, Monte E. Ford informed the Board of Directors (the “Board”) of Oncor Electric Delivery Company LLC (the “Company”) of his resignation from the Board. Mr. Ford’s resignation will become effective in accordance with the Company’s Limited Liability Company Agreement and upon acceptance by the Board, which is expected to occur on January 9, 2014 at the next meeting of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ John M. Casey
Name:	John M. Casey
Title:	Vice President - Treasurer

Dated: January 3, 2014